Exhibit 10.11

6-1162-ELP-0780

United Air Lines, Inc.

PO Box 60100

Chicago, IL 60601-0100

Subject:	Right to Purchase Additional Aircraft

Reference:	Purchase Agreement No. 3427 (Purchase Agreement) between The Boeing Company (Boeing) and United Air Lines, Inc. (Customer or United) (collectively, Parties) relating to Model 787-8 aircraft.

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All capitalized terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1	Right to Purchase Incremental Aircraft

Subject to the terms and conditions contained herein, in addition to the Aircraft described in Table 1 to the Purchase Agreement as of the date of execution of this Letter Agreement, Customer will have the right to purchase (Purchase Right) Fifty (50) additional Boeing Model 787-822 (Purchase Right Aircraft) aircraft on the terms and conditions described in this Letter Agreement.

2	Delivery.

The Purchase Right Aircraft are offered subject to available position for delivery during the period [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] (Purchase Right Time Period). [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], subject to Customer’s compliance with the requirements for exercising such Purchase Right per paragraph 3 of this Letter Agreement. In order for the Parties to keep each other informed as to Customer’s fleet plans and Boeing’s production plans, commencing on the first day of the calendar quarter following the execution of the Purchase Agreement between the Parties, Boeing and Customer will have a [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

P.A. No. 3427

Purchase Rights

BOEING / UNITED PROPRIETARY

United Air Lines, Inc.

6-1162-ELP-0780

3	Notice of Exercise and Payment of Deposit

3.1 Should Customer elect to exercise its right to a Purchase Right Aircraft, then Customer shall give written notice to Boeing of its desire to exercise a Purchase Right no less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] months prior to the desired month of delivery of the Purchase Right Aircraft (Notice of Exercise). [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

3.2 If Boeing must make production decisions which could affect the availability of any or all Purchase Right Aircraft or Customer’s ability to exercise a Purchase Right (Impact) during the Purchase Right Time Period set forth in Article 2, above, Boeing shall provide written notification to Customer including information related to the Impact and the availability of delivery positions in the delivery month(s) (Special Notice). Any such Special Notice shall be provided to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Upon Boeing’s receipt of the Notice of Exercise, the terms of paragraph 3.1 above shall apply. The expiration of the Purchase Right as set forth in paragraph 8 of this Letter Agreement and Customer’s election to not exercise its Purchase Right upon receipt of the Special Notice will not cause expiration of the Purchase Right except (i) if the Special Notice is provided to Customer for Boeing to make decision on discontinuation of production of Model 787 aircraft and (ii) if Boeing actually discontinues production of the Model 787 aircraft.

4	Configuration

Boeing reserves the right to configure the Purchase Right Aircraft starting from a different configuration specification which is the then current version. The configuration for the Purchase Right Aircraft will be the Detail Specification for the model 787-822 aircraft at the revision level in effect at the time of execution of the Purchase Right Supplement.

5.	Applicability of Certain Terms and Conditions.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

6	Price

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Engine Price for the Purchase Right Aircraft will be Engine Manufacturer’s then current prices as of the date of signing of the definitive agreement for the Purchase Right

P.A. No. 3427

Purchase Rights

BOEING / UNITED PROPRIETARY

Aircraft. Advance payments are required for each Purchase Right Aircraft, and the escalation indices and methodology used to estimate the Advance Payment Base Prices will be adjusted to Boeing’s then current provisions for such elements as of the date of signing of such definitive agreement. The remainder of the Aircraft Price will be due at delivery of each Purchase Right Aircraft.

7.	Definitive Purchase Agreement.

The Purchase Right Supplement described in paragraph 3.1 above will include the provisions then contained in the Purchase Agreement as modified to reflect the provisions of this Letter Agreement and any additional mutually agreed terms and conditions. For the avoidance of doubt, the Purchase Right Supplement [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Should Boeing and Customer fail to agree upon the Purchase Right Supplement, then Boeing’s obligation to provide such Purchase Right Aircraft will terminate.

8.	General Expiration of Rights.

Each Purchase Right shall expire at the time of execution of the purchase agreement for the applicable Purchase Right Aircraft, or, if no such purchase agreement is executed, on [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

9.	Assignment.

The rights and obligations described in this Letter Agreement are provided to Customer in consideration of Customer becoming the operator of the Aircraft and can only be assigned, in whole or in part, pursuant to Article 9 of the AGTA as amended by Letter Agreement No. 6-1162-IRS-0184.

10.	Confidential Treatment.

Customer and Boeing understand that certain commercial and financial information contained in this Letter Agreement are considered by Boeing and Customer as confidential and are subject to the terms and conditions set forth in Letter Agreement No. 6-1162-IRS-0182.

P.A. No. 3427

Purchase Rights

BOEING / UNITED PROPRIETARY

Very truly yours,

THE BOEING COMPANY

By	/s/ Nobuko Wiles

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date: February 19, 2010

UNITED AIR LINES, INC.

By	/s/ Kathryn A. Mikells

Its	Executive Vice President and Chief Financial Officer

P.A. No. 3427

Purchase Rights

BOEING / UNITED PROPRIETARY

Attachment A to

6-1162-ELP-0780

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

P.A. No. 3427

Purchase Rights

BOEING / UNITED PROPRIETARY